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                                                                   EXHIBIT 10.28
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                                  PUT AGREEMENT


         PUT AGREEMENT, dated as of this _____ day of August, 1999, by and among GC Companies, Inc., a corporation organized under the laws of the State of Delaware ("GCX"), and Chestnut Hill Capital Partners, LLC, a limited liability company organized under the laws of the State of Delaware (the "MANAGING MEMBER").

         WHEREAS, the Managing Member is the managing member of GCC Investments, LLC, a limited liability company organized under the laws of the State of Delaware to make investments in equity and equity-oriented securities (the "COMPANY").

         WHEREAS, the Managing Member may receive from time to time certain distributions ("STOCK COMPONENT DISTRIBUTIONS") pursuant to the terms of Section 10.03(c) of the Limited Liability Company Agreement of Company, dated as of the date hereof (the "FUND AGREEMENT").

         WHEREAS, GCX and the Managing Member wish to set forth the terms and conditions under which GCX may require the Managing Member to use such Stock Component Distributions to purchase common shares of GCX (the "GCX COMMON STOCK").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         SECTION 1.0. GCX PUT RIGHT. On or within five days following the date that any Stock Component Distribution is made to the Managing Member pursuant to the terms of Section 10.03(c) of the Fund Agreement, GCX shall have the right to require the Managing Member, upon written notice to the Managing Member, to use such Stock Component Distribution to purchase GCX Common Stock at a per share price determined in accordance with Section 1.1 hereof. The put rights set forth in this Agreement shall expire and be of no further force or effect if the Managing Member is removed as the managing member of Company "Without Cause" as provided in Section 14.02(a) of the Fund Agreement.

         SECTION 1.1. PURCHASE PRICE OF COMMON STOCK. The price per share of Common Stock purchased by the Managing Member pursuant to Section 1.1 hereof shall be equal to the closing price of the Common Stock on the New York Stock Exchange on the day prior to the Distribution Date (as defined in the Fund Agreement) for the Stock Component (as defined in the Fund Agreement) giving rise to such Stock Component Distribution.

         SECTION 1.2. CANCELLATION OF RIGHTS BECAUSE OF STOCK PRICE. The rights of GCX set forth in Section 1.0 hereof shall not be exercisable if the closing price of the GCX Common Stock on the New York Stock Exchange on the date that such Stock Component Distribution is made to the Managing Member pursuant to the terms of Section 10.03(c) of the Fund Agreement is 80% or less of the average closing price of the GCX Common Stock on the New York Stock




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Exchange on each of the 30 days prior to the Distribution Date for the Stock
Component giving rise to such Stock Component Distribution.

         SECTION 1.3. WITHHOLDING TAXES. If GCX in its discretion determines that it is obligated to withhold any tax in connection with the exercise of the put right set forth herein, the Managing Member hereby agrees that it will reimburse GCX on demand, in cash, in an amount sufficient to satisfy the withholding obligation of GCX.

         SECTION 1.4. NOTICES. All notices, requests, consents, approvals and statements shall be in writing and shall be deemed to have been properly given by personal delivery or if mailed from within the country of the sender by air mail, postage prepaid, or if sent by prepaid telegram, electronic facsimile transmission or telex, or if sent by courier service, addressed at its address set forth in SCHEDULE A to the Fund Agreement, or, in each case, to such other address or addresses as the addressee may have specified by written notice as aforesaid to the other parties.

         SECTION 1.5. BINDING ON SUCCESSORS. This Agreement shall be binding upon and it shall inure to the benefit of the respective heirs, successors, assigns and legal representatives of the parties hereto.

         SECTION 1.6. COUNTERPARTS. This Agreement or any amendment hereto may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement (or amendment, as the case may be).

         SECTION 1.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         SECTION 1.8. CONTRACT CONSTRUCTION. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if any such invalid or unenforceable provision(s) were omitted.

         SECTION 1.9. SECTION HEADINGS. Captions in this Agreement are for convenience only and do not define or limit any term of this Agreement.



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         IN WITNESS WHEREOF, the undersigned have executed this Put Agreement as of the day, month and year first above written.


                                  GC COMPANIES, INC.

                                  By: __________________________________

                                  Name: ________________________________

                                  Title: _______________________________




                                  CHESTNUT HILL CAPITAL PARTNERS, LLC

                                  By: __________________________________
                                      Senior Manager